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                                                                      Exhibit 11

                        STERLING BANCORP AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                                     Years Ended December 31,
                                                                       ----------------------------------------------------
                                                                           1996                1995                1994
                                                                       -----------         -----------          -----------
Income for primary earnings per share:
   Net income                                                 A        $ 8,251,854         $ 5,637,666          $ 4,005,869
                                                                       ===========         ===========          ===========

Income for fully diluted earnings per share:
      Net income                                                       $ 8,251,854         $ 5,637,666          $ 4,005,869
      Add expenses, net of tax effect
         on assumed conversion of
         convertible subordinated
         debentures:
            Interest                                                       562,032           1,183,255            1,061,345
            Amortization of bond discount
               and expense                                                  34,470              14,814               17,841
                                                                       -----------         -----------          -----------
            Income for fully diluted
               shares                                         B        $ 8,848,356         $ 6,835,735          $ 5,085,055
                                                                       ===========         ===========          ===========

Common shares for primary earnings per share:
      Average shares issued (note a)                                     7,063,720           6,496,739            6,496,605
      Add assumed conversion at the beginning
         of the period of issuance date if later:
            Stock options                                                   50,108              13,094                  598
            ESOP shares allocated                                           46,507              27,582               15,410
      Less average treasury shares (note b)                                 48,535             150,343              150,393
                                                                       -----------         -----------          -----------
      Average common shares for compu-
         tation of primary earnings
         per share                                            C          7,111,800           6,387,072            6,362,220
                                                                       ===========         ===========          ===========

Common shares for fully diluted earnings per share:
      Average common shares                                              7,111,800           6,387,072            6,362,220
      Add assumed conversion at the beginning
         of the period or issuance date if later:
            Convertible subordinated debentures                          1,097,397           1,948,366            2,372,913
            Series B preferred shares                                        2,514               2,576                2,576
            ESOP shares unallocated                                        202,826             222,418              234,590
            Stock options                                                    6,853               2,459                   79
                                                                       -----------         -----------          -----------
            Average common shares for
               computation of fully di-
               luted earnings per share                       D          8,421,390           8,562,891            8,972,378
                                                                       ===========         ===========          ===========


Net income per average
   common share                                             (A / C)         $ 1.16              $  .88              $  .63
                                                                            ======              ======              ======
Net income per average common
   share assuming full dilution                             (B / D)         $ 1.05              $  .80              $  .57
                                                                            ======              ======              ======


      (a) Based on shares issued as at end of each month.

      (b) Based on shares in treasury as at end of each month.